Exhibit 5.1

1 Financial Center Boston, Massachusetts 02111 617 542 6000 mintz.com

September 29, 2023

CervoMed Inc.
20 Park Plaza, Suite 424
Boston, Massachusetts 02216

Re:       Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as legal counsel to CervoMed Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 54,388 shares (the “2015 Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), that may be issued pursuant to the Company’s 2015 Equity Incentive Plan, as amended (the “2015 Plan”) by operation of the 2015 Plan’s evergreen provision including (a) 53,774 shares of Common Stock subject to outstanding awards with an average weighted exercise price of $5.33 and (b) 614 shares of Common Stock reserved and available for future issuance; (ii) 114,516 shares (the “2018 Shares”) of the Company’s Common Stock that may be issued with respect to EIP Pharma, Inc. (“EIP”) options assumed by the Company pursuant to the Agreement and Plan of Merger, dated as of March 30, 2023, by and among the Company (formerly known as Diffusion Pharmaceuticals Inc.), EIP and Dawn Merger Sub, Inc. (such options were previously granted pursuant to the EIP Pharma, Inc. 2018 Employee, Director and Consultant Equity Incentive Plan (the “2018 Plan” and together with the 2015 Plan, the “Plans”)); and (iii) 50,644 shares (the “2018 Available Shares,” and together with the 2015 Shares and 2018 Shares, the “Shares”) of the Company’s Common Stock reserved and available for future issuance under the 2018 Plan. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

BOSTON       LONDON       LOS ANGELES       NEW YORK       SAN DIEGO       SAN FRANCISCO      WASHINGTON        TORONTO

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ September 29, 2023 Page 2

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein. In addition, we have assumed that the Company will receive any required consideration in accordance with the terms of the Plans.

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C. MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.